Exhibit 99.2 Letter to shareholders Q2 2024

A FEW THOUGHTS FROM BRIAN Dear Shareholders, In the second quarter of 2024, we delivered revenue within our guidance and achieved another quarter of incremental improvement in adjusted EBITDA. Despite the ongoing uncertainty in the macro-economy and real estate market, our disciplined approach to inventory management has enabled us to navigate the challenging environment effectively, while marching toward sustained profitability. This discipline led to an improved gross margin for the third consecutive quarter of 8.7%. Our strategy of tightly managing our buy box allows us to adapt quickly to market shifts. Over the last few quarters, in response to the volatile market conditions, we have adjusted our buy box, focusing on higher margins per home rather than volumes of homes. We are leveraging our renovation expertise to add strategic value to our homes. By increasing our assumed hold times and limiting purchases in areas with high inventory, we are navigating the constraints of the current high-interest rate market. Despite market conditions, we are proud of our unwavering commitment to providing the best possible experience for our customers. Our Net Promoter Score (NPS) of 73 and Customer Satisfaction (CSAT) score of 93% reflect our dedication to exceptional service and commitment to our customers. As we anticipate an imminent shift to a market where inventory is less constrained and prices potentially come down – we believe our position as one of the largest home buyers in America gives us a competitive advantage. We believe this market shift can present significant opportunities for our cash offer business. While we position our cash offer business for a market shift, we continue to grow our asset light platform services. Offerpad Renovate closed renovation projects increased over 300% compared to the prior year, generating approximately $5 million in revenue. We’re expanding our client base, including newly added partners Freddie Mac and Fannie Mae. We also launched our Reno Captain technology platform in several markets with plans to roll out the remaining in the third quarter. Reno Captain is being embraced by our B2B customers to enhance transparency and efficiency for them. We are expanding our partnership channels, including a recent integration with Realtor.com, to provide cash offers directly through their platform. This collaboration has already resulted in thousands of cash offer requests, exceeding our initial expectations. Our revamped Agent Partner Program (APP) has also shown impressive results, with agent offer requests expanding. In Q2, agent requests represented over 25% of total requests and produced nearly a third of our acquisitions. Looking forward, we continue to focus on our key strategic imperatives of taking the friction out of real estate, advancing Offerpad’s asset-light businesses and expanding our partner ecosystem. We made progress on all of these in the quarter, while streamlining costs and improving margins. We are well positioned for sequential improvements in Adjusted EBITDA and cash flow through the end of the year. We are confident that our disciplined, and prepared approach will position Offerpad for sustained profitability in any market condition. Thank you for your continued support and confidence in Offerpad. We are proud of our team's ability to innovate and navigate short- term challenges while planning for long-term success. Together, we will continue to drive growth and deliver exceptional value to our shareholders. Sincerely, Brian Bair Chairman & CEO Q2 2024 1

TOTAL REVENUE ($M) & HOMES ACQUIRED $300 1,50 0 $285 $251 1,30 0 $240 $250 $234 $230 1,10 0 $200 930 900 840 831 806 $150 700 678 500 $100 300 $50 100 $0 (1 00) Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 RETURNS PER HOME SOLD Gross Profit per Home Sold Contribution Profit After Interest per Home Sold $40K $35K $30K $25K $20K $15K $10K $5K $0K -$5K Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q2 2024 2

NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M)


Net Income (Loss)
Adj. Net Income (Loss)
Adj. EBITDA
($17.3)
($13.3)
($7.0)
($7.1)
($4.4)
($22.3)
($22.8)
($20.0)
($20.1)
($15.3)
($15.4)
($17.5)
($17.9)
($13.8)
($13.8)
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24

Q2 '24 TOTAL CONTRIBUTION MARGIN AFTER INTEREST PER HOME SOLD


$33k
9.7%
$(3k)
-0.9%
$(11k)
-3.3%
$19k
5.5%
$11k
3.3%
$3k
1.0%
$14k
4.3%
Net Sales Proceeds
Holding Costs
Selling Costs
Contribution Margin
Contribution Margin After Interest
Other Services
Total Contribution Margin After Interest

See Appendix for a reconciliation to the most directly comparable GAAP measure and additional information

Q2 2024 3

Traction in Renovations

Since 2015, Offerpad's core business model has been buying, renovating, and selling homes. Delivering efficient and quality renovations has always been a significant contributor to the performance of our portfolio of properties. We are very proud of our commitment to excellence when it comes to our renovations, considering we utilize in-house talent and vetted external specialists to increase quality and control.

OFFERPAD-OWNED PORTFOLIO RENOVATION IMPACT

SINCE INCEPTION

→ **~36k**
Renovations completed

→ **+$620m**
Invested into improving properties

Q2 2024

→ **$20k**
Average cost of renovations completed

→ **22 days**
Average time for renovation completion

Our expertise in renovations speaks for itself.

Over time, investor clients we've sold homes to requested we renovate homes they owned, knowing we deliver efficient and quality renovations. To meet that need, we built Offerpad Renovate™, a sophisticated renovation operation that leverages our existing teams and technology, such as Reno Captain, to offer stand-alone renovation services to clients who need renovations done at scale.

This new business allows us to expand our market opportunities outside of just buying and selling homes.
2023 was our flagship year, and we are already building some exciting momentum.

OFFERPAD RENOVATE → THIRD PARTY RENOVATION SERVICES

Q2 2024 HIGHLIGHTS

→ **284**
Total projects completed

→ **20**
Markets with projects completed

→ **$4.9m**
Total revenue

→ **1.8**
Average days in renovation per $1k spent

→ **$17.1k**
Average revenue per project

Offerpad RENOVATE

Q2 2024 4

Q3 2024 Outlook 1 HOMES SOLD REVENUE ADJ. EBITDA 550 to $185m to Sequential 650 $225m Improvement 1. See Non-GAAP financial measures in Appendix for an explanation of why a reconciliation of this guidance cannot be provided. Q2 2024 5

APPENDIX Forward-Looking Statements Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including homes sold and Adjusted EBITDA, for the second quarter 2024, and expectations regarding profitability, including the timing of reaching sustainable positive Adjusted EBITDA and cash flow, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth and its costs structure effectively; Offerpad’s ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption Risk Factors in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 27, 2024, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward- looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Q2 2024 6

APPENDIX OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Three Months Ended June 30, Six Months Ended June 30, (in thousands, except per share data) 2024 2023 2024 2023 (Unaudited) Revenue $ 251,122 $ 230,147 $ 536,480 $ 839,726 Cost of revenue 229,251 207,916 492,014 810,210 Gross profit 21,871 22,231 44,466 29,516 Operating expenses: Sales, marketing and operating 20,230 29,040 42,682 71,391 General and administrative 10,538 12,713 22,493 27,192 Technology and development 964 2,312 2,737 4,553 Total operating expenses 31,732 44,065 67,912 103,136 Loss from operations (9,861) (21,834) (23,446) (73,620) Other income (expense): Change in fair value of warrant liabilities (9) 435 335 46 Interest expense (4,581) (1,867) (9,486) (9,299) Other income, net 615 965 1,369 1,247 Total other expense (3,975) (467) (7,782) (8,006) Loss before income taxes (13,836) (22,301) (31,228) (81,626) Income tax benefit (expense) 54 (43) (69) (165) Net loss $ (13,782) $ (22,344) $ (31,297) $ (81,791) Net loss per share, basic $ (0.50) $ (0.82) $ (1.14) $ (3.21) Net loss per share, diluted $ (0.50) $ (0.82) $ (1.14) $ (3.21) Weighted average common shares outstanding, 27,385 27,258 27,362 25,470 basic Weighted average common shares outstanding, 27,385 27,258 27,362 25,470 diluted Q2 2024 7

APPENDIX OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS As of (in thousands, except par value per share) (Unaudited) June 30, 2024 December 31, 2023 ASSETS Current assets: Cash and cash equivalents $ 56,906 $ 75,967 Restricted cash 16,092 3,967 Accounts receivable 6,745 9,935 Real estate inventory 307,750 276,500 Prepaid expenses and other current assets 3,545 5,236 Total current assets 391,038 371,605 Property and equipment, net 4,492 4,517 Other non-current assets 11,095 3,572 TOTAL ASSETS $ 406,625 $ 379,694 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $ 2,838 $ 4,946 Accrued and other current liabilities 13,095 13,859 Secured credit facilities and other debt, net 271,887 227,132 Secured credit facilities and other debt - related party 31,899 30,092 Total current liabilities 319,719 276,029 Warrant liabilities 136 471 Other long-term liabilities 9,203 1,418 Total liabilities 329,058 277,918 Commitments and contingencies Stockholders’ equity: Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 27,329 and 27,233 shares issued and outstanding as of June 30, 2024 and December 31, 2023, 3 3 respectively Additional paid in capital 506,748 499,660 Accumulated deficit (429,184) (397,887) Total stockholders’ equity 77,567 101,776 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 406,625 $ 379,694 Q2 2024 8

APPENDIX OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, ($ in thousands) (Unaudited) 2024 2023 Cash flows from operating activities: Net loss $ (31,297) $ (81,791) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation 314 380 Amortization of debt financing costs 1,153 1,980 Real estate inventory valuation adjustment 1,168 7,454 Stock-based compensation 7,116 3,898 Change in fair value of warrant liabilities (335) (46) Change in fair value of derivative instruments — 715 Loss on disposal of property and equipment 29 30 Changes in operating assets and liabilities: Accounts receivable 3,190 871 Real estate inventory (32,418) 446,124 Prepaid expenses and other assets 2,091 313 Accounts payable (2,108) 1,693 Accrued and other liabilities (902) (10,126) Net cash (used in) provided by operating activities (51,999) 371,495 Cash flows from investing activities: Purchases of property and equipment (362) (90) Proceeds from sale of property and equipment 44 — Purchases of derivative instruments — (1,872) Net cash used in investing activities (318) (1,962) Cash flows from financing activities: Borrowings from credit facilities and other debt 495,955 411,990 Repayments of credit facilities and other debt (450,546) (889,773) Payment of debt financing costs — (172) Proceeds from exercise of stock options 16 53 Payments for taxes related to stock-based awards (44) (52) Borrowings from warehouse lending facility — 18,488 Repayments of warehouse lending facility — (17,336) Proceeds from issuance of pre-funded warrants — 90,000 Proceeds from exercise of pre-funded warrants — 11 Issuance cost of pre-funded warrants — (784) Net cash provided by (used in) by financing activities 45,381 (387,575) Net change in cash, cash equivalents and restricted cash (6,936) (18,042) Cash, cash equivalents and restricted cash, beginning of period 79,934 140,299 Cash, cash equivalents and restricted cash, end of period $ 72,998 122,257 Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet: Cash and cash equivalents $ 56,906 115,599 Restricted cash 16,092 6,658 Total cash, cash equivalents and restricted cash $ 72,998 122,257 Supplemental disclosure of cash flow information: Cash payments for interest $ 12,624 13,932 Q2 2024 9

APPENDIX Non-GAAP Financial Measures In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control. Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins) To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as ofthe end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period. Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit. Q2 2024 10

APPENDIX Adjusted Gross Profit / Margin Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue. Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort. Contribution Profit / Margin Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue. Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort. Contribution Profit / Margin After Interest Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue. Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing. Q2 2024 11

APPENDIX

The following tables present a reconciliation of Offerpad's Adjusted Gross (Loss) Profit, Contribution (Loss) Profit and Contribution (Loss) Profit After Interest to Offerpad's Gross (Loss) Profit, which is the most directly comparable GAAP measure, and Contribution (Loss) Profit Per Home Sold and Contribution (Loss) Profit After Interest Per Home Sold to Offerpad's Gross (Loss) Profit Per Home Sold, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended				
(in thousands, except percentages and homes sold, unaudited)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Gross profit	**$ 21,871**	**$ 22,595**	**$ 16,692**	**$ 23,973**	**$ 22,231**
Gross margin	*8.7%*	*7.9%*	*6.9%*	*10.2%*	*9.7%*
Homes sold	*742*	*847*	*712*	*703*	*650*
Gross profit per home sold	**29.5**	**26.7**	**23.4**	**34.1**	**34.2**
Adjustments:					
Inventory valuation adjustment – current period	544	623	565	918	169
Inventory valuation adjustment - prior period	(540)	(645)	(713)	(318)	(13,679)
Interest expense capitalized	1,420	1,669	964	235	1,358
Adjusted gross profit	**$ 23,295**	**$ 24,242**	**$ 17,508**	**$24,808**	**$ 10,079**
Adjusted gross margin	*9.3%*	*8.5%*	*7.3%*	*10.6%*	*4.4%*
Adjustments:					
Direct selling costs	(6,461)	(6,969)	(5,829)	(5,593)	(5,743)
Holding costs on sales - current period	(622)	(887)	(742)	(453)	(269)
Holding costs on sales - prior period	(443)	(483)	(285)	(72)	(567)
Other income, net	615	754	1,065	3,837	965
Contribution profit	**$ 16,384**	**$ 16,657**	**$ 11,717**	**$ 22,527**	**$ 4,465**
Contribution margin	*6.5%*	*5.8%*	*4.9%*	*9.6%*	*1.9%*
Homes sold	*742*	*847*	*712*	*703*	*650*
Contribution profit per home sold	**22.1**	**19.7**	**16.5**	**32.0**	**6.9**
Adjustments:					
Interest expense capitalized	(1,420)	(1,669)	(964)	(235)	(1,358)
Interest expense on homes sold – current period	(2,103)	(2,521)	(2,041)	(2,622)	(1,292)
Interest expense on homes sold – prior period	(2,133)	(2,426)	(1,466)	(553)	(3,708)
Contribution profit (loss) after interest	**$ 10,728**	**$ 10,041**	**$ 7,246**	**$ 19,117**	**$ (1,893)**
Contribution margin after interest	*4.3%*	*3.5%*	*3.0%*	*8.2%*	*-0.8%*
Homes sold	*742*	*847*	*712*	*703*	*650*
Contribution profit (loss) after interest per home sold	**14.5**	**11.9**	**10.2**	**27.2**	**(2.9)**

Q2 2024 12

APPENDIX

Adjusted Net (Loss) Income and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad's underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad's operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad's industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad's results as reported under GAAP.

The following table presents a reconciliation of Offerpad's Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended				
(in thousands, except percentages, unaudited)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net loss (GAAP)	**$ (13,782)**	**$ (17,515)**	**$ (15,441)**	**$ (19,986)**	**$ (22,344)**
Net loss margin	*(5.5%)*	*(6.1%)*	*(6.4%)*	*(8.5%)*	*(9.7%)*
Change in fair value of warrant liabilities	9	(344)	109	(131)	(435)
Adjusted net loss	**$ (13,772)**	**$ (17,859)**	**$ (15,332)**	**$ (20,117)**	**$ (22,779)**
Adjusted net loss margin	*(5.5%)*	*(6.3%)*	*(6.4%)*	*(8.6%)*	*(9.9%)*
Adjustments:					
Interest expense	4,581	4,905	5,154	4,406	1,867
Amortization of capitalized interest[1]	1,420	1,669	964	235	1,358
Income tax (benefit) expense	(54)	123	(8)	6	43
Depreciation and amortization	148	166	172	175	178
Amortization of stock-based compensation	3,249	3,867	2,000	2,017	2,055
Adjusted EBITDA	**(4,428)**	**(7,129)**	**(7,050)**	**(13,277)**	**(17,278)**
Adjusted EBITDA margin	*(1.8%)*	*(2.5%)*	*(2.9%)*	*(5.7%)*	*(7.5%)*

1. Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

Q2 2024 13

Q2 2024 LETTER TO SHAREHOLDERS investor.offerpad.com